Exhibit 99.3

APPENDIX B

The table below specifies the date, amount and price of the Common Shares purchased by (or on behalf of) the Subsidiary during the 60-day period prior to this filing, all of which were purchased in the open market.

Trade Date	Shares Purchased	Price per Share (US$)
11/01/2024	2,500	$1.56
11/04/2024	5,000	$1.60
11/07/2024	5,000	$1.90
11/08/2024	10,000	$1.88
11/11/2024	2,549	$1.89
11/12/2024	10,000	$1.86
11/13/2024	7,500	$1.78
11/14/2024	8,000	$1.69
11/18/2024	5,000	$1.66
11/19/2024	5,000	$1.66
11/20/2024	5,000	$1.64
11/21/2024	2,500	$1.67
11/22/2024	7,969	$1.70
11/25/2024	7,500	$1.71
11/26/2024	5,552	$1.61
11/27/2024	10,459	$1.58
12/02/2024	8,588	$1.60
12/03/2024	10,000	$1.56
12/04/2024	7,500	$1.56
12/05/2024	6,000	$1.52
12/09/2024	5,000	$1.59
12/10/2024	8,000	$1.47
12/11/2024	28,341	$1.43
12/12/2024	8,700	$1.37
12/13/2024	1,500	$1.36
12/16/2024	10,000	$1.39
12/17/2024	12,500	$1.36
12/18/2024	14,000	$1.31
12/19/2024	5,817	$1.48
12/20/2024	12,500	$1.43
12/23/2024	15,067	$1.35
12/24/2024	12,501	$1.34
12/26/2024	14,009	$1.33
12/27/2024	14,500	$1.30